EXHIBIT 10.9

                             MANAGEMENT AGREEMENT

        THIS MANAGEMENT AGREEMENT (this "Agreement") made this 22nd day of April, 1994, between Mt. Pleasant Shopping Center, Angola Plaza and Shiloh Plaza, each a Michigan co-partnership (collectively, the "Owner"), and AGREE REALTY CORPORATION (the "Agent").


                             W I T N E S S E T H:


        WHEREAS, Owner owns certain commercial properties in various areas which are not being transferred to Agent pursuant to the transactions to be entered into concurrently with Agent's initial public offering (the "Formation");

        WHEREAS, Owner is transferring to Agent as part of the Formation all of the assets of the entity which prior to the Formation had provided management services with respect to such properties; and

        WHEREAS, Owner desires that Agent shall act as the management agent for the Properties (as hereinafter defined), upon the terms and conditions herein set forth, and Agent is willing to so act,

        NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:


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        1.     Appointment as Agent.  Owner hereby appoints Agent as
the sole and exclusive management agent for the commercial properties identified on Exhibit "A" attached hereto (the "Properties") for the term of this Agreement.


        2. Term. This Agreement shall remain in full force and effect until the first to occur of the following events:

               (a) Five (5) years from the date of the execution of this Agreement, such agreement shall be automatically renewed for an additional five-year term unless Agent or Owner gives 90 days advance written notice to terminate this Agreement.

               (b) Owner sells or otherwise disposes of all of the Properties.

               (c) Agent, upon 30 days advance written notice to Owner, elects to terminate this Agreement.

        3. Management Functions. During the term of this Agreement, Agent will provide the following services:

               (a) Collect rents, including percentage rents and other similar amounts to be paid by tenants of the Properties, and Agent may give receipts for all amounts collected. Agent shall examine any records of gross sales and any other reports submitted by tenants for the purpose of computing the amounts of any percentage rents. Agent shall have the right, in its own name or in the name of the Owner and at the expense of Owner, to take any and all actions, which

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        Agent deems advisable and which Owner might take, in the event of breach by any tenant of any covenant, provision, or condition under its lease with Owner. Agent shall not be required to institute legal action against any tenant.

               (b) Cause to be maintained (or cause the tenants to maintain) the Properties and common areas thereof in good repair and in a clean and orderly condition. Agent shall inform Owner in advance of all anticipated, extraordinary expenditures in excess of $5,000 for any one item. Owner shall reimburse to Agent, pursuant to the provisions of Section 5 hereof, all costs incurred by Agent in performing its functions under this part (b) and Owner shall receive credit for all rebates, commissions, discounts and allowances.

               (c) Assist Owner in filling vacancies with new tenants and obtain extensions and renewals of the leases of existing tenants. The obligations of Agent and Owner under this part (c) shall extend to the leasing of new space created by further improvement or development of the Properties. Owner shall reimburse to Agent the costs incurred by Agent in performing its functions under this part
        (c).

               (d) Maintain and prepare books and records showing all items of income and expense in such detail and accuracy as will allow Owner to prepare financial statements and tax returns in accordance with generally accepted accounting principles consistently applied.

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               (e)    Delegate its duties under this Agreement to such
        employees or other agents as Agent may select, but no such delegation shall relieve Agent of its obligation to perform such duties.

               (f) Perform such other services as are necessary or customary for proper management and maintenance supervision of the Properties.

        4. Agent's Fees. For the services rendered by Agent, Owner shall pay to Agent an annual sum equal to three and one-half percent (3-1/2%) of the fixed monthly rent (plus percentage rent becoming due and payable under the leases of all of the Properties). Such fees shall be deductible by Agent, pursuant to the provisions of Section 5 hereof, from the rents collected.

        5. Remittances to Owner. All funds collected by Agent in its management of the Properties shall be deposited in a separate bank account. After deduction of all costs, expenses and payments chargeable to Owner pursuant to this Agreement (including the fees or other amounts owed or otherwise payable to Agent pursuant to Sections 3(b), 4 or 7 herein), Agent shall remit any balance to Owner within 10 calendar days following each month during the terms of this Agreement.

        6. Notice to Owner. Agent shall promptly advise Owner in writing of the service upon Agent of any summons, subpoena or

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other similar documents setting forth any claimed liability of Owner or the
Properties.

        7. Professional Fees. The Owner shall pay all legal and other professional fees reasonably incurred by Agent in the management and operation of the Properties.

        8.     Right of First Refusal.

               (a) If the Owner receives and is willing to accept an arms-length, bona fide, written offer (the "Third Party Offer") from an unaffiliated third party (the "Third Party") to purchase all or any part of the Properties (the "Subject Properties"), Agent shall have a right of first refusal to buy the Subject Properties on the same terms and conditions as the Third Party Offer. Owner shall send a written notice of such Third Party Offer to the Agent, to which notice a copy of the Third Party Offer shall be attached (the date of receipt of such notice by Agent is referred to herein as the "Notice Date"). Such right shall be exercised, if at all, by the Agent sending a written notice to the Owner within 30 days of the Notice Date (the "Exercise Period").

               (b) If the right of first refusal provided for in paragraph 8(a) above is not exercised within the Exercise Period or the Agent does not consummate the transaction with respect to the Subject Properties within 120 days from and including the Notice Date, then the Owner may, at any time during the 120 day period following the later of (i) the Exercise Period or
(ii) the

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120 day period following the Notice Date, transfer all or any part of the
Subject Properties to the Third Party in accordance with the Third Party Offer; provided, however, such transfer shall be made to the Third Party only on the terms and conditions of the Third Party Offer.


        9. Indemnification. Owner shall indemnify and hold harmless Agent from and against any and all claims, losses, fees and expenses (including reasonable attorneys' fees and expenses) and liabilities arising from the performance of its functions under this Agreement or arising out of damage to property or injury to or death of persons at the Properties; provided, however, this indemnification shall not apply to acts of willful misconduct or gross negligence of Agent. Owner agrees to cause Agent to be named as an additional insured under all public liability and Workmen's Compensation Insurance maintained in connection with the Properties.


        10. Assignment and Binding Effect. Agent shall have the right to assign its rights under this Agreement with the written consent of Owner, which consent shall not be unreasonably withheld. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective legal representatives, heirs, successors and permitted assigns.


        11. Notices. All notices relating to this Agreement shall be in writing and shall be deemed to have been given at the time

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when delivered personally or sent in the United States by registered or certified mail, return receipt requested, in a postpaid envelope, addressed to the other party at the address set forth below, or to such changed address as the other party may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt:


               To Owner:
                             c/o Agree Realty Corporation
                             31850 Northwestern Highway
                             Farmington Hills, Michigan  48334

                                       -copy to-

                             Kramer, Levin, Naftalis, Nessen,
                               Kamin & Frankel
                             919 Third Avenue
                             New York, New York  10022
                             Attn:  David P. Levin

               To Agent:
                             31850 Northwestern Highway
                             Farmington Hills, Michigan  48334


        12. Severability; Survival. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law.



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        13.    Governing Law.  This Agreement shall be governed and
construed in accordance with the internal laws of the State of Michigan without regard to conflict of laws provisions.




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        IN WITNESS WHEREOF, the parties have executed this Agreement.

                                            Mt. Pleasant Shopping Center
                                            Angola Plaza
                                            Shiloh Plaza,
                                            each a Michigan co-partnership

                                            By: its General Partner


                                            /s/ Richard Agree
                                            ------------------------------
                                                Richard Agree



                                            AGENT:

                                            AGREE REALTY CORPORATION



                                            By:  /s/ Kenneth Howe
                                                 -------------------------
                                            Its Secretary




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